Exhibit 15.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-111310) of Elron Electronic Industries Ltd. of our report dated March 6, 2006 relating to the consolidated financial statements of Oncura, Inc., of which our report (excluding the related financial statements) is included in the Elron Electronic Industries Ltd. Annual Report on Form 20-F for the year ended December 31, 2007.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 25, 2008